UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LINKBANCORP, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1250 Camp Hill Bypass, Suite 202, Camp Hill, PA 17011

(855) 569-2265

April 18, 2023

Dear Shareholder:

The Annual Meeting of Shareholders of LINKBANCORP, Inc. will be held exclusively as a virtual meeting on May 25, 2023, at 9:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. We have also enclosed for your review our Annual Report on Form 10-K which includes our audited financial statements for the year ended December 31, 2022.

The business to be conducted at the Annual Meeting consists of (i) the election of each of the fourteen (14) director nominees and (ii) the ratification of the appointment of S.R. Snodgrass, P.C. as our independent registered public accounting firm for the year ending December 31, 2023. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of LINKBANCORP, Inc. and its shareholders, and the Board of Directors unanimously recommends a vote “FOR” each of the fourteen director nominees and “FOR” the ratification of the appointment of S.R. Snodgrass, P.C. as our independent registered public accounting firm for the year ending December 31, 2023.

It is important that your shares be represented at the Annual Meeting. Please take a moment now to cast your vote via the Internet or telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. You may revoke your proxy at any time prior to its exercise.

The Annual Meeting will be hosted in a virtual format only online via live webcast. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting. At the time of the meeting, visit https://web.lumiagm.com/230437202. Once there, you should enter the control number in the field labeled “control number”. This can be found on your proxy card, voting instruction form or notice that you received previously. Enter the password: linkbancorp2023 (the password is case sensitive) in the field labeled “Password” and click the “login” button on the screen.

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual Annual Meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of LINKBANCORP, Inc. common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by fax to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern Time on May 18, 2023.

On behalf of the Board of Directors, we urge you to vote your proxy as soon as possible which will assure that your vote is counted. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Joseph C. Michetti, Jr. Chairman	Andrew Samuel Chief Executive Officer

LINKBANCORP, Inc.

1250 Camp Hill Bypass, Suite 202

Camp Hill, PA 17011

(855) 569-2265

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 25, 2023

Notice is hereby given that the Annual Meeting of Shareholders of LINKBANCORP, Inc. will be held exclusively as a virtual meeting on May 25, 2023, at 9:00 a.m., local time.

A Proxy Statement for the Annual Meeting is enclosed. The Annual Meeting is for the purpose of considering and acting upon:

(1)	the election of fourteen (14) directors to serve for terms expiring at the 2024 Annual Meeting of Shareholders and until their successors are elected and qualified;

(2)	the ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on April 6, 2023 are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

The Annual Meeting will be hosted in a virtual format only online via live webcast. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting. At the time of the meeting, visit https://web.lumiagm.com/230437202. Once there, you should enter the control number in the field labeled “control number”. This can be found on your proxy card, voting instruction form or notice that you received previously. Enter the password: linkbancorp2023 (the password is case sensitive) in the field labeled “Password” and click the “login” button on the screen.

EACH SHAREHOLDER IS REQUESTED TO VOTE THEIR PROXY WITHOUT DELAY. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF LINKBANCORP, INC. A WRITTEN REVOCATION OR VOTING BY PROXY BEARING A LATER DATE, BY INTERNET, BY TELEPHONE OR BY MAIL. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING VIA THE INTERNET MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE AT THE ANNUAL MEETING.

By Order of the Board of Directors

Brent Smith Corporate Secretary

Camp Hill, Pennsylvania

April 18, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2023

The Notice, Proxy Statement, Proxy Card and 2022 Annual Report on Form 10-K are available at www.astproxyportal.com/ast/26438.

PROXY STATEMENT

LINKBANCORP, Inc.

1250 Camp Hill Bypass, Suite 202

Camp Hill, PA 17011

(855) 569-2265

ANNUAL MEETING OF SHAREHOLDERS

May 25, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of LINKBANCORP, Inc. (“LINK” or the “Company”) to be used at the Annual Meeting of Shareholders, which will be held exclusively as a virtual meeting on May 25, 2023, at 9:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about April 18, 2023.

The Annual Meeting will be held in a virtual meeting format only. Shareholders will be able to listen, vote and submit questions via the internet by visiting https://web.lumiagm.com/230437202. Please have your control number, which can be found below your account number on your proxy card, notice or voting instruction form, as well as the meeting password, to access the Annual Meeting virtually, vote at the meeting or to submit a question to management at the Annual Meeting. See “Voting Securities and Principal Holders—Attending the Annual Meeting” for more information, including technical support information for the virtual Annual Meeting.

REVOCATION OF PROXIES

Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of LINK will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the fourteen director nominees named in this Proxy Statement and “FOR” the ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of LINK at 1250 Camp Hill Bypass, Suite 202, Camp Hill, PA 17011, delivering a later-dated proxy by internet, by telephone, by mail or by attending the virtual Annual Meeting and voting by ballot. The presence at the virtual Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot at the virtual Annual Meeting or delivers a written revocation to the Corporate Secretary of LINK prior to the voting of such proxy. Please see Voting Securities and Principal Holders—Attending the Annual Meeting” if you are a shareholder whose shares are not registered in your name, as you will need appropriate documentation from your record holder to vote at the virtual Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Holders of record of LINK common stock, par value $0.01 per share, as of the close of business on April 6, 2023 are entitled to one vote for each share then held. As of April 6, 2023, there were 16,228,440 shares of common stock issued and outstanding.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 6, 2023, the shares of common stock beneficially owned by the Company’s directors and named executive officers, individually and by all directors, named executive officers and other executive officers as a group, and by each person who was known to the Company as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of the Company’s directors and executive officers is 1250 Camp Hill Bypass, Suite 202, Camp Hill, PA 17011.

Name of Beneficial Owner	Number of Shares Owned		Options and Warrants Exercisable within 60 Days		Total Beneficial Ownership of Common Stock(1)		Percentage of Shares Outstanding(2)
The Banc Funds Company, L.L.C. BANC FUND X L.P. BANC FUND IX L.P. TBFC Financial Technologies Fund L.P. 20 North Wacker, Suite 3300 Chicago, Illinois 60606	1,004,000	(3)	—		1,004,000	(3)	6.19%
Financial Opportunity Fund LLC Financial Hybrid Opportunity Fund LLC Financial Hybrid Opportunity SPVI LLC FJ Capital Management LLC Martin Friedman 7901 Jones Branch Drive, Suite 210 McLean, Virginia 22102	1,333,043	(4)	—		1,333,043	(4)	8.21%
Andrew Samuel	238,572	(5)	935,740	(6)	1,174,312		6.84%
Brent Smith	62,857	(7)	264,000	(8)	326,857		1.98%
Carl Lundblad	38,333	(9)	78,000	(10)	116,333		*
Jennifer Delaye	20,714		3,000	(19)	23,714		*
Anson Flake	101,361	(11)	3,000	(19)	104,361		*
George Parmer	1,541,310	(12)	3,000	(19)	1,544,310		9.51%
Debra Pierson	47,849	(\13)	3,000	(19)	50,849		*
Diane Poillon	7,285		3,000	(19)	10,285		*
William E. Pommerening	58,892	(14)	3,000	(19)	61,892		*
Timothy J. Allison	11,591		—		11,591		*
William L. Jones	7,877	(15)	—		7,877		*
David H. Koppenhaver	398,882	(16)	—		398,882		2.46%
Joseph C. Michetti, Jr.	109,815	(17)	—		109,815		*
Kristen Snyder	55,358	(18)	—		55,358		*
Steven I. Tressler	257,942		—		257,942		1.59%
All directors, named executive officers and other executive officers as a group (17 persons)	2,971,982	(20)	1,353,444	(21)	4,325,426		26.23%

*	Less than 1%
(1)

A person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared or sole voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Company common stock. No shares of common stock are pledged as collateral by a director or a named executive officer.

(2)

Calculated based on 16,228,440 shares outstanding at April 6, 2023, and adding the number of shares of common stock underlying options and warrants that such shareholder is considered to beneficially own.

(3)

This information is based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2023 reporting sole voting and dispositive power over 407,500 shares by Banc Fund X L.P. and sole voting and dispositive power over 596,500 shares by Banc Fund IX L.P.

(4)

This information is based solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2023 reporting shared voting and dispositive power over 887,543 shares by Financial Opportunity Fund LLC, shared voting and dispositive power over 261,048 shares by Financial Hybrid Opportunity Fund LLC, shared voting and dispositive power over 184,452 shares by Financial Hybrid Opportunity SPVI LLC, shared voting and dispositive power over 1,333,043 shares by FJ Capital Management LLC and shared voting and dispositive power over 1,333,043 shares by Martin Friedman.

(5)

Includes 27,500 shares held in Mr. Samuel’s IRA account as well as 195,310 shares held in a joint account with Mr. Samuel’s spouse. Also includes 6,060 shares held in Mr. Samuel’s daughter’s IRA account. Mr. Samuel shares the same household as his daughter. Mr. Samuel disclaims beneficial ownership of the shares held by his daughter.

(6)

Includes 907,240 shares which Mr. Samuel is entitled to purchase pursuant to warrants granted to founders of LINK based on their initial investment in LINK, and 24,000 options exercisable within 60 days of April 6, 2023. Also includes 4,500 options exercisable within 60 days of April 6, 2023 owned by Mr. Samuel’s daughter. Mr. Samuel shares the same household as his daughter.

(7)	Includes 35,500 shares held in Mr. Smith’s IRA account as well as 27,357 shares held in a joint account with Mr. Smith’s spouse.
(8)

Includes 240,000 shares which Mr. Smith is entitled to purchase pursuant to warrants granted to founders of LINK based on their initial investment in LINK, and 24,000 options exercisable within 60 days of April 6, 2023.

(9)	All 38,333 shares held in a joint account with Mr. Lundblad’s spouse.
(10)

Includes 60,000 shares which Mr. Lundblad is entitled to purchase pursuant to warrants granted to founders of LINK based on their initial investment in LINK, and 18,000 options exercisable within 60 days of April 6, 2023.

(11)	Includes 62,820 shares held in a joint account with Mr. Flake’s spouse.
(12)

Includes 39,360 shares held by Mr. Parmer’s spouse, 10,926 shares held in a limited partnership in which Mr. Parmer is the general partner, 338,722 shares held in various related family trusts and 1,021,538 shares held by various companies Mr. Parmer has a related interest in. Mr. Parmer disclaims beneficial ownership of the shares held in family trusts.

(13)	Includes 24,992 shares held in Ms. Pierson’s IRA account as well as 22,857 shares held individually by her spouse.
(14)	Includes 55,000 shares held in Mr. Pommerening’s SEP IRA account.
(15)	Includes 571 shares held in a joint account with Mr. Jones’ spouse.
(16)	Includes 2,323 shares held individually by Mr. Koppenhaver’s spouse.
(17)	Includes 32,358 shares held in a joint account with Mr. Michetti’s spouse as well as 591 shares held individually by his spouse. Also includes 59,269 shares in Mr. Michetti’s IRA.
(18)	Includes 54,796 shares held in a joint account with Ms. Snyder’s spouse.
(19)	All are options exercisable within 60 days of April 6, 2023.
(20)	Includes 13,344 shares which other executive officers own.
(21)	Includes 38,704 shares which other executive officers are entitled to purchase pursuant to warrants granted to founders of LINK based on their initial investment in LINK, and 20,000 options.

Warrants

In recognition of the financial risk and efforts undertook in organizing LINK, certain founding investors were granted warrants to purchase four shares of common stock at a purchase price of $10 per share for every one share the individual purchased during LINK’s initial offering in 2018-2019. In the aggregate, warrants to purchase 1,537,484 shares of common stock were granted to these individuals, which are exercisable for ten years from the date of grant.

Quorum and Vote Required

The presence in person or by proxy of at least majority of the total number of shares of LINK common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Directors are elected by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” The ratification of the appointment of S.R. Snodgrass, P.C. as independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Attending the Annual Meeting

If you are a record holder you will be able to attend the Annual Meeting online, ask questions and vote during the meeting. At the time of the meeting, visit https://web.lumiagm.com/230437202. Once there, you should enter the control number in the field labeled “control number”. This can be found on your proxy card, voting instruction form or notice that you received previously. Enter the password: linkbancorp2023 (the password is case sensitive) in the field labeled “Password” and click the “login” button on the screen. If you are a beneficial owner and have a valid proxy for the Annual Meeting, you also will be able to attend the Annual Meeting online, ask questions and vote during the meeting; however, in order to do so, you must obtain a valid legal proxy from your bank, broker, trustee or other nominee. If your shares are registered in the name of your bank, broker, trustee or other nominee, you are the “beneficial owner” of those shares and those shares are considered to be held in “street name.” If you are a beneficial owner, you should have received a voting instruction card and voting instructions with these proxy materials from the registered holder of your shares rather than directly from LINK. To participate in the live webcast of the Annual Meeting in person, you must obtain a valid legal proxy from your bank, broker, trustee or other nominee. Follow the instructions from your bank, broker, trustee or other nominee included with these proxy materials, or contact your bank, broker, trustee or other nominee, to request a legal proxy form. It is expected that banks, brokers, trustees and other nominees will receive a large number of requests for legal proxies, so you should contact the registered holder of your shares to obtain a legal proxy no later than 5:00 p.m., Eastern Time, on May 18, 2023.

To attend and participate in the live webcast of the Annual Meeting, you must then register in advance after obtaining a valid legal proxy from your bank, broker, trustee or other nominee. To register to attend the Annual Meeting virtually, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to the Company’s Transfer Agent, American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 18, 2023. You will receive a confirmation of your registration by email from American Stock Transfer & Trust Company, LLC after your registration materials are received.

LINK encourages its shareholders to visit the meeting website above in advance of the Annual Meeting to familiarize themselves with the online access process. Shareholders should verify their internet connection prior to the Annual Meeting. If you have difficulty accessing the virtual Annual Meeting during check-in or during the meeting, please contact technical support as indicated on the Annual Meeting sign-in page. Shareholders will have substantially the same opportunities to participate in the virtual Annual Meeting as they would have at a physical, in-person meeting. Shareholders of record (or beneficial owners with a valid legal proxy) as of the record date will be able to attend, vote and submit questions during a portion of the meeting via the online platform.

PROPOSAL I—ELECTION OF DIRECTORS

The Company’s Board of Directors is comprised of fourteen members. The Company’s Bylaws provide that directors are each elected annually. The Company’s directors are elected to serve for a one-year period and until their respective successors shall have been elected and shall qualify. Accordingly, fourteen directors will be elected at the Annual Meeting to serve for a one-year period until their respective successors shall have been elected and shall qualify. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the following persons to serve as directors for one-year terms: Andrew Samuel, Jennifer Delaye, Anson Flake, George Parmer, Debra Pierson, Diane Poillon, William Pommerening, Brent Smith, Timothy J. Allison, William L. Jones, David H. Koppenhaver, Joseph C. Michetti, Jr., Kristen Snyder and Steven I. Tressler. All nominees are currently directors of LINK and LINKBANK, formerly known as The Gratz Bank (“LINKBANK” or the “Bank”).

The Board of Directors recommends a vote “FOR” the election of the nominees.

The table below sets forth certain information regarding the directors, nominees and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

Name	Position(s) Held With LINK	Age(1)	Director Since		Term Expires
DIRECTORS OR NOMINEES
Andrew Samuel	Chief Executive Officer and Vice-Chairman of the Board	61	2018		2023
Brent Smith	Executive Vice President, President of LINKBANK and Director	40	2018		2023
Jennifer Delaye	Director	57	2018		2023
Anson Flake	Director	57	2019		2023
George Parmer	Director	83	2018		2023
Debra Pierson	Director	55	2018		2023
Diane Poillon	Director	53	2019		2023
William E. Pommerening	Director	64	2018		2023
Timothy J. Allison	Director	74	2021	(2)	2023
William L. Jones	Director	68	2021	(2)	2023
David H. Koppenhaver	Director	74	2021	(2)	2023
Joseph C. Michetti, Jr.	Chairman of the Board	68	2021	(2)	2023
Kristen Snyder	Director	38	2021	(2)	2023
Steven I. Tressler	Director	68	2021	(2)	2023

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Carl Lundblad	President and Chief Risk Officer	52	N/A		N/A
Tiffanie Horton	Chief Credit Officer	42	N/A		N/A
Kristofer Paul	Chief Financial Officer	42	N/A		N/A

(1)	As of April 6, 2023.
(2)	Appointed pursuant to the Agreement and Plan of Merger among LINK, LINKBANK, GNB Financial Services, Inc. and The Gratz Bank, dated December 10, 2020.

Director Nominees

The biographies of each of the director nominees, directors and executive officers are set forth below. With respect to the nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director. LINK believes that each of these individuals have reputations for integrity, honesty, and adherence to high ethical standards. Each has demonstrated business insight and an ability to exercise sound judgement as well as a commitment to service. None of the LINK directors are directors of any other publicly-traded company. Each director of LINK is also a director of LINKBANK, and if elected, each nominee will be appointed as a director of LINKBANK.

Andrew Samuel, Vice-Chairman and Chief Executive Officer: Mr. Samuel has served as LINK’s and LINKBANK’s Chief Executive Officer since their inception in 2018. Mr. Samuel serves as Vice-Chairman of the Board of Directors of LINK. Prior to the merger with GNB Financial Services, Inc. (“GNB”), Mr. Samuel served as Chairman of LINK. Prior to his service with LINK, Mr. Samuel served as President and Chief Executive Officer of Sunshine Bancorp, Inc. (NASDAQ: SBPC) and Sunshine Bank since October 2014 through its acquisition in January 2018. He served as a Director and President of Susquehanna Bancshares, Inc. (NASDAQ: SUSQ) and President and Chief Executive Officer and Chairman of the board of Susquehanna Bank, from February 2012 to October 2014. Prior to joining Susquehanna and, beginning in 2005, Mr. Samuel served as Chairman, Chief Executive Officer and President of Tower Bancorp, Inc. (NASDAQ: TOBC) and Graystone Bank, a de novo bank he co-founded in 2005 that grew to approximately $2.7 billion in assets at the time of the sale to Susquehanna Bancshares, Inc. Mr. Samuel has served in various executive and other positions at other financial institutions dating back to 1984, including Waypoint Financial Corp., Sovereign Bank, Fulton Bank, and Commonwealth National Banks/Mellon. Mr. Samuel’s leadership experience and vast knowledge of the banking industry led to his nomination to the board.

Brent Smith, Director, Executive Vice President and President of LINKBANK: Mr. Smith served as the President of LINKBANK and Executive Vice President of LINK since their inception in 2018. Prior thereto, Mr. Smith most recently served as Sunshine Bank’s Senior Vice President, Corporate Development since 2014. Prior to joining Sunshine Bank, he was vice president and director of brokerage services at Susquehanna Bank from 2012 to 2014. He joined Susquehanna after the acquisition of Tower Bancorp, Inc. where he had served as Vice President and Director of Investor Relations from 2009 to 2012. Mr. Smith’s experience and knowledge of banking and the financial services industry led to his nomination to the board.

George Parmer, Director: Mr. Parmer is the Founder, President and Chief Executive Officer of Fine Line Homes, a family-owned company that started building homes in 1972. Mr. Parmer is also the President and Chief Executive Officer of Residential Warranty Company, a leading provider of insured new home warranties to the building industry. He previously served as an independent director of Sunshine Bank and Sunshine Bancorp, Inc. (NASDAQ: SBPC) from 2014 until its sale in 2018. In addition to his business venues, Mr. Parmer was a licensed public accountant, a member of the National Association of Accountants and is a member of the National Association of Home Builders. Mr. Parmer provides the board of directors with an in-depth knowledge of real estate and finance which led to his nomination to the board.

William Pommerening, Director: Mr. Pommerening is the chief executive officer and managing director of RP Financial, LC. He has provided consulting, valuation, merger and acquisition advisory and planning services to the financial services industry since 1983. He has previously served as a director of Sunshine Bancorp, Inc. (NASDAQ: SBPC) and Sunshine Bank from 2014 until 2018 and of Tower Bancorp, Inc. (NASDAQ: TOBC) from 2009 until its acquisition by Susquehanna Bancshares, Inc. in 2012. Mr. Pommerening’s vast experience with the financial services industry led to his nomination to the board.

Jennifer Delaye, Director: Ms. Delaye is the Founder and Chief Executive Officer of The JDK Group, a full-service event production firm that began operations in 1987. Ms. Delaye is also the Chief Operating Officer of Integrated Agriculture Systems (INTAG) where she has spearheaded the use of new-age agriculture systems in the event planning industry. Ms. Delaye is a member of the Leading Caterers of America organization and has started a number of restaurant businesses. In 2014 she was named Entrepreneur of the Year by the Harrisburg Chamber and has previously been named one of Pennsylvania’s “50 Best Women in Business.” Ms. Delaye’s wealth of entrepreneurial business experience and position as a community leader in LINKBANK’s markets led to her nomination to the board.

Debra Pierson, Director: Ms. Pierson is the President and Chief Executive Officer of Pierson Computing Connection, which she founded in 1993, specializing in providing technology solutions to state, local and education customers throughout the East Coast. She is a certified Project Management Professional (PMP). Ms. Pierson serves on the national board of directors of the Alzheimer’s Association. Ms. Pierson’s expertise in technology and business led to her nomination to the board.

Anson Flake, Director: Mr. Flake is the founder and CEO of TEAM Aurelius, a venture focused on health and human performance. He previously co-founded a sports medicine and healthcare manufacturing company, HydroWorx International, Inc. in 1993, serving as Chief Executive Officer from 1997 through 2016, when HydroWorx was acquired by a private equity firm. Mr. Flake received his Juris Doctor (J.D.) from Washburn University School of Law. He teaches entrepreneurship at Trinity High School (Camp Hill, Pa.) and is a founding board member of Harrisburg University’s Center of Innovation and Entrepreneurship. Mr. Flake’s entrepreneurial expertise, legal background and commitment to the local communities led to his selection to the board.

Diane Poillon, Director: Ms. Poillon is President and Chief Executive Officer of Willow Valley Associates. She has 30 years of experience in the hospitality and real estate business at Willow Valley in roles including Chief Operating Officer, Executive Vice President of Focus Service Hotels, Director of Learning and Development, Director of Safety and Manager of Family Restaurant. Ms. Poillon is an active community leader in Central Pennsylvania, including positions on the boards of the Lancaster General Health Foundation, Lancaster Chamber of Commerce & Industry and Water Street Mission. Ms. Poillon’s real estate and business expertise and community leadership led to her nomination as a director.

Timothy J. Allison, Director: Mr. Allison has been a director of LINK since the consummation of the merger with GNB in September 2021 and prior to that, was a GNB and Gratz Bank director since 2008. He previously served as Vice-President of The Gratz Bank from 1996 through his retirement in 2014. Previously, Mr. Allison served in various positions with Pennsylvania National Bank for 24 years. Mr. Allison’s vast banking expertise and prior experience with GNB led to his selection to the board.

William L. Jones, Director: Mr. Jones has been a director of LINK since the consummation of the merger with GNB in September 2021 and prior to that, was a director of GNB and Gratz Bank since 2017. A certified public accountant since 1980, Mr. Jones is the President and owner of Jones & Co., Certified Public Accountants. Mr. Jones’s strong accounting, finance and business experience led to his selection to the board.

David H. Koppenhaver, Director: Mr. Koppenhaver has been a director of LINK since the consummation of the merger with GNB in September 2021. He was previously a director of GNB and Gratz Bank. He is currently the President of Koppy’s Propane, Inc. which is a retailer of propane gas and related supplies. Mr. Koppenhaver is the father of Director Kristen Snyder. Mr. Koppenhaver’s strong business experience led to his selection to the board.

Joseph C. Michetti, Jr., Director: Mr. Michetti has been the Chairman of the Board of Directors of LINK since the consummation of the merger with GNB in September 2021 and prior to that, was a director of GNB and Gratz Bank since 2007 and served as Chairman of the GNB Board of Directors. He has been a licensed attorney since 1979 and is currently a partner in the law firm of Diehl, Dluge, Michetti & Michetti. Mr. Michetti’s legal and business experience led to his selection to the board.

Kristen Snyder, Director: Ms. Snyder has been a director of LINK since the consummation of the merger with GNB in September 2021 and prior to that, was a director of GNB and Gratz Bank since 2018. Ms. Snyder is a principal of Koppy’s Propane, Inc., overseeing Operations, Finance, Safety and Human Resources. Prior to that, she served as Senior Analyst for JPMorgan Chase & Co. from 2007 to 2010. Ms. Snyder is the daughter of Director David H. Koppenhaver. Ms. Snyder’s business and finance experience led to her selection to the board.

Steven I. Tressler, Director: Mr. Tressler has been a director of LINK since the consummation of the merger with GNB in September 2021 and prior to that, was a director of GNB and Gratz Bank since 2011. He is the former Chief Executive Officer of The Herndon National Bank, having served as such from 1990 until his retirement following the acquisition of The Herndon National Bank by GNB in 2011. Mr. Tressler’s business and banking experience led to his selection to the board.

Executive Officers Who Are Not Directors

Carl Lundblad, President and Chief Risk Officer: Mr. Lundblad has served as LINK’s President and Chief Risk Officer since 2019. Mr. Lundblad has more than 20 years of strategic, legal and operational leadership experience in the financial services industry, including as Executive Vice President and Chief Legal and Administrative Officer of Susquehanna Bancshares, Inc. (NASDAQ: SUSQ) from 2012 to 2015, up to and including the successful acquisition of Susquehanna by BB&T Corporation (now Truist Financial Corporation). Prior thereto, he served as Executive Vice President and General Counsel of Graystone Bank and Tower Bancorp, Inc. (NASDAQ: TOBC) from 2007 to 2012. Previously, he was a partner and manager of the Banking & Securities practice at the law firm of Rhoads & Sinon LLP. From 2016 to 2019, Mr. Lundblad served as Chief Executive Officer of Ten Thousand Villages, a nonprofit fair-trade retail and wholesale organization.

Kristofer Paul, Chief Financial Officer: Mr. Paul has served as LINK’s Chief Financial Officer since February 2021. Prior thereto, Mr. Paul most recently served as Vice President and Controller of Hersha Hospitality Trust (NYSE: HT) since 2016, where he oversaw the financial reporting and accounting functions. He has significant experience in the financial services industry having served as Senior Vice President and Controller of Orrstown Bank from 2012 to 2016 and as Chief Accounting Officer of Tower Bancorp, Inc. (NASDAQ: TOBC) from 2008 to 2012, joining from KPMG LLP where he supported public and private companies in multiple industries from 2002 to 2008. Mr. Paul is licensed as a Certified Public Accountant.

Tiffanie Horton, Chief Credit Officer: Ms. Horton has served as LINK’s Chief Credit Officer since its inception in 2018. Prior thereto, Ms. Horton served as Vice President, Credit Administration at Sunshine Bank since 2015. From 2009 to 2015, Ms. Horton was Vice President, Regional Credit Officer II at Graystone Bank and its successor, Susquehanna Bank. Ms. Horton also worked at Sovereign Bank as a Commercial Portfolio Manager II between 2007 and 2009 and as a Financial Analyst at Waypoint Bank (acquired by Sovereign) between 2003 and 2005.

Board Diversity Disclosure

In accordance with the Nasdaq Listing Rule 5606, each Nasdaq-listed company must annually disclose information on each director’s voluntary self-identified characteristics. The table below includes information on the diversity of the Board of Directors based upon such information voluntarily provided by each director.

Board Diversity Matrix (as of March 1, 2023)
Board Size:
Total Number of Directors	14
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity:
Directors	4	10	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	9	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Independence

Based on information provided by each director concerning his or her background, employment and affiliations, LINK believes that all of the directors other than Messrs. Samuel and Smith are “independent” directors as defined in the Nasdaq Listing Rules. Mr. Samuel, who serves as LINK’s Vice-Chairman and Chief Executive Officer, Mr. Smith, who serves as President of LINKBANK and Executive Vice President of LINK are executive officers and therefore are not considered to be independent. In evaluating the independence of the Company’s independent directors, the Board considered, in addition to the transactions reported under “Transactions with Certain Related Persons” below, the Bank’s purchase of catering services from a company in which Ms. Delaye has a controlling interest; propane supplies purchased from a company in which Mr. Koppenhaver and Ms. Snyder have a controlling interest; legal services engaged from a law firm in which Mr. Michetti has a controlling interest; and air and surface disinfection products from a company in which Mr. Pommerening has a controlling interest.

Board Leadership Structure and Risk Oversight

The Board of Directors is chaired by Joseph C. Michetti, Jr, who is an independent director. Andrew Samuel, Chief Executive Officer, is Vice-Chairman of the Board of Directors. LINK believes that its leadership structure, in which the roles of Chairman and CEO are separate, together with experienced and engaged independent directors and independent key committees, will be effective and is the optimal structure for the Company and its shareholders at this time.

The Board of Directors is actively involved in oversight of risks that could affect the Company. The Board-level Enterprise Risk Management Committee, chaired by Mr. Pommerening, oversees risk reporting to the Board of Directors and plays an important role in the Company’s risk management program. The risk management program is overseen by the Chief Risk Officer, who is responsible for effectuating effective risk management oversight, identification, measurement, monitoring and reporting across the organization. The Chief Risk Officer chairs the management-level Enterprise Risk Committee, which provides integrated oversight of the many risks affecting the organization, including strategic, reputational, financial, credit, market and interest rate, liquidity, operational, compliance, technology and other external risks. The Board-level Enterprise Risk Management Committee receives quarterly reports on all risk categories, including current and emerging risks, as well as the performance of risk management activities throughout the organization. The committee also monitors the activities of management-level committees engaged with various risks, including the Bank’s Asset Liability Committee Technology Committee, and Compliance Committee. In turn, the committee provides quarterly reports to the full board of directors.

References to the Company’s Website Address

References to the Company’s website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of the website by reference into this proxy statement or the accompanying materials.

Anti-Hedging Policy

The Company’s Policy on Inside Information & Insider Trading includes an anti-hedging policy, which prohibits directors, officers and other employees from engaging in or effecting any transaction designed to hedge or offset declines in the market value of the Company’s securities. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an officer, director or other employee is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited.

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. The Company has posted this Code of Ethics on its Investor Relations website at https://ir.linkbancorp.com under “Governance Documents.” Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Attendance at Annual Meetings of Shareholders

The Company does not have a written policy regarding director attendance at the annual meetings of shareholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All directors then standing for election attended the Annual Meeting of Shareholders on May 26, 2022.

Communications with the Board of Directors

Any shareholder who wishes to communicate with the Board of Directors or an individual director may do so by writing to: LINKBANCORP, Inc., 1250 Camp Hill Bypass, Suite 202, Camp Hill, PA 17011, Attention: Corporate Secretary. The letter should indicate that the sender is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Meetings and Committees of the Board of Directors

The business of LINK is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing rules of the NASDAQ Stock Market) regularly meet in executive sessions. The primary committees of the Board of Directors of LINK are the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors held 16 meetings during the year ended December 31, 2022. No member of the Board of Directors of LINK or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee is comprised of Directors Jones (Chairman), Flake, Snyder and Tressler, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing rules. The Audit Committee also serves as the audit committee of the board of directors of LINKBANK. The Board of Directors has determined that Director Jones (Chairman) qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. In addition, each Audit Committee member has the ability to analyze and evaluate the Company’s financial statements as well as an understanding of the Audit Committee’s functions. The Audit Committee reviews the financial records and affairs of LINK and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee of LINK met 10 times during the year ended December 31, 2022.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Directors Koppenhaver (Chairman), Parmer and Pierson, each of whom is independent in accordance with Nasdaq listing rules. The Nominating and Corporate Governance Committee also serves as the nominating committee of the board of directors of LINKBANK. The Nominating and Corporate Governance Committee of LINK met two times during the year ended December 31, 2022. The purpose of the committee is to assist the Board in identifying individuals to become directors, determine the size and composition of the Board and its committees, monitor Board effectiveness and implement corporate governance guidelines.

The Committee identifies nominees for the Board by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. If any member of the Board does not wish to continue in service, or if the Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. If a candidate is deemed eligible for election to the Board of Directors, the Board of Directors will then evaluate the following criteria in selecting nominees:

(1)	contributions to the range of talent, skill and expertise of the Board of Directors;

(2)

financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements, and legal or real estate experience;

(3)	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

(4)	personal and professional integrity, honesty and reputation;

(5)	the ability to represent the best interests of the Company’s shareholders and the best interests of the Company;

(6)	the need for gender and ethnic diversity on the Board; and

(7)	independence, as that term is defined under applicable Securities and Exchange Commission and NASDAQ listing criteria.

The Company’s goal is to have a Board of Directors whose members have diverse professional backgrounds and have demonstrated professional achievement with the highest personal and professional ethics and integrity and whose values are compatible with those of LINK.

The Nominating and Corporate Governance Committee may consider qualified candidates for director suggested by shareholders. Shareholders can suggest qualified candidates for director by writing to the Corporate Secretary at 1250 Camp Hill Bypass, Suite 202, Camp Hill, PA 17011. Shareholders wishing to suggest a candidate for director should write to the Company’s Secretary and must include:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Board of Directors;

•	The name and address of the shareholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of the Company’s capital stock that are owned beneficially or of record by such shareholder and such beneficial owner;

•

A description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•	A representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the shareholder’s notice;

•	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Company’s Board of Directors; and

•	Such other information regarding the candidate or the shareholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.

To be timely, the submission of a candidate for director by a shareholder must be received by the Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of shareholders; provided, that if (i) less than 90 days’ prior public disclosure of the date of the meeting is given to shareholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a shareholder’s submission of a candidate will be timely if delivered or mailed to and received by the Company’s Secretary no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the SEC, or on a website maintained by the Company) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Nominating and Corporate Governance Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers. There is a difference between the recommendations of nominees by shareholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a shareholder. Any such nominations must comply with applicable law and provisions of the Bylaws of the Company. See “Shareholder Proposals and Nominations.”

Compensation Committee. The Compensation Committee is comprised of Directors Parmer (Chairman), Pierson and Tressler, each of whom is independent in accordance with Nasdaq listing rules. No member of the Compensation Committee is a current or former officer or employee of LINK or LINKBANK. The Compensation Committee also serves as the compensation committee of the board of directors of LINKBANK. The Compensation Committee of LINK met three times during the year ended December 31, 2022.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing the compensation of the Chief Executive Officer and the other senior executive officers. No executive officer who is also a director participates with respect to decisions on his compensation. The Compensation Committee also administers stock-based incentive and compensation plans. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions. The Compensation Committee did not engage a compensation consultant in 2022.

The Compensation Committee retains responsibility for all compensation determinations as to executive officers. The Compensation Committee may utilize information and benchmarks from an independent compensation consulting firm, and from other sources, to determine how executive compensation levels compare to those companies within the industry. The Compensation Committee may review published data for companies of similar size, location, financial characteristics and stage of development among other factors.

In designing the compensation program for LINK, the Committee takes into consideration methods to avoid encouraging the taking of excessive risk by executive management or by any other employees. The Committee assessed risks posed by the incentive compensation paid to executive management and other employees and determined that LINK’s compensation policies, practices and programs do not pose risks that are reasonably likely to have a material adverse effect on LINK.

Other Committees. The Company also has a standing Enterprise Risk Management Committee, and the Bank has a standing Directors Loan Committee.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2022;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission; and

•

Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

The Audit Committee

William L. Jones (Chairman)

Anson Flake

Kristen Snyder

Steven I. Tressler

Executive Officer Compensation

Summary Compensation Table. The following table sets forth information concerning the compensation of Andrew Samuel, the principal executive officer, and the other three most highly compensated executive officers during the fiscal year ended December 31, 2022. Each individual listed in the table below is referred to as a named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
Andrew Samuel	2022	625,000	—		—		264,062	—	19,652	908,714
Vice-Chairman and Chief Executive Officer	2021	500,000	285,000		—		—	—	15,138	800,138
Carl Lundblad	2022	305,000	—		—		97,234	—	20,557	422,791
President and Chief Risk Officer	2021	230,000	83,375		—		—	—	30,343	343,718
Brent Smith(3)	2022	275,000	—		—		87,670	—	22,421	385,091
Executive Vice President, President of LINKBANK	2021	210,000	76,125		—		—	—	33,237	319,362
Wesley Weymers(4)	2022	300,000	250,000	(5)	16,590	(6)	—	—	27,326	593,916
Executive Vice President, Executive Chairman of LINKBANK	2021	80,577	350,000	(5)	2,320	(6)	—	1,620	3,639	438,156

(1)

The non-qualified deferred compensation earnings represent the above market earnings on compensation that was credited to the applicable named executive officer’s account under the deferred compensation agreements, which are described below.

(2)	The amounts in this column include the following elements of compensation:

Name	Year	401(k) Match ($)	Deferred Compensation Plan ($)	Life Insurance ($)	Country Club Dues ($)	Company Car ($)	Total ($)
Andrew Samuel	2022	12,500	—	1,393	4,530	1,229	19,652
Carl Lundblad	2022	8,977	9,150	726	—	1,704	20,557
Brent Smith	2022	8,100	8,203	316	4,530	1,272	22,421
Wesley Weymers	2022	8,230	—	6,096	—	13,000	27,326

(3)

Under the Securities and Exchange Commission rules, Mr. Smith’s compensation is not required to be disclosed. However, since Mr. Smith is a key executive and his total compensation is similar to Mr. Lundblad’s total compensation, LINK voluntarily elected to disclose Mr. Smith’s compensation in order to provide a more complete presentation of the compensation of key executives.

(4)	Mr. Weymers retired effective February 21, 2023.
(5)

Includes $200,000 retention bonus paid on the one year anniversary of the merger with GNB and a $50,000 annual bonus stipulated in Mr. Weymers’ former employment agreement for 2022. Includes $300,000 retention bonus paid following completion of the merger with GNB and a $50,000 annual bonus stipulated in Mr. Weymers’ employment agreement for 2021.

(6)

In accordance with FASB ASC Topic 718, the reported amount is the grant date fair value computed based upon the Black-Scholes option valuation model, and the actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value of an option realized by a named executive officer will be at or near the value shown above. The assumptions used in the calculation of the amount shown is included in footnote 16 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

Short-Term Cash Incentive Plan. On January 27, 2022, LINK adopted the LINKBANCORP, Inc. Executive Incentive Plan (the “Incentive Plan”). Messrs. Samuel, Lundblad and Smith were participants in the Incentive Plan in 2022. The Incentive Plan is based on overall performance against pre-defined performance metrics. These factors may change from year to year and may be based on measures such as return on assets, return on equity, earnings per share or net income, credit quality metrics and additional strategic objectives appropriate for the plan year. The performance factors and weighing of the factors are determined at the beginning of each plan year. Each factor has quantifiable objectives consisting of threshold, target, and maximum goals. The award opportunities are calculated as a percentage of the participant’s base salary.

Annual goals are determined at the beginning of each plan year and may change from year to year. The goals are established by the Compensation Committee, with input from the Chief Executive Officer. The Incentive Plan provides that if a performance factor is satisfied as a result of inappropriate risk, that performance factor will be deemed to not have been met for purposes of quantifying payments under the Incentive Plan. LINK’s board of directors also has discretion to reduce incentive payments, on an individual or group basis, by as much as 100% if it is determined that excessive risk has been taken.

For the 2022 plan year, the Compensation Committee established the goals for determining annual incentive awards payable to the eligible named executive officers, based on the following performance measures: (1) pre-tax core net income; (2) credit quality; (3) loan balance and deposit balance growth; (4) the achievement of pre-established strategic objectives related to the named executive officer’s position. The target payout level range (as a percentage of base salary) for the Chief Executive Officer and other named executive officers was 30% to 80% and 25% to 60%, respectively.

Based on the level of achievement of the performance goals established by the Compensation Committee, the Compensation Committee authorized the payments to the named executive officers under the Incentive Plan for the 2022 plan year as set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Employment Agreements

Andrew Samuel, Carl Lundblad and Brent Smith. On October 28, 2021, the Company and the Bank (collectively, the “Employer”) entered into employment agreements with Andrew S. Samuel, Carl Lundblad and Brent Smith (collectively, the “Employment Agreements” or individually, the “Employment Agreement”).

The term of the Employment Agreements is three years (two years for Messrs. Lundblad and Smith) and commencing as of October 28, 2022, and on each subsequent October 28, thereafter, the term of the Employment Agreements will renew for an additional year so that the remaining term will again become three years (two years for Messrs. Lundblad and Smith) unless the Employer or the executive gives written notice to the contrary not less than ninety (90) days prior to a renewal date. In the event written notice of non-renewal is provided, the executive would have no right to receive compensation or other benefits under the Employment Agreement other than payment of the executive’s accrued benefits (as defined in the Employment Agreement), as of the date of the expiration of the Employment Agreement or until the executive voluntarily terminates employment, whichever occurs earlier. The current annual base salaries under the Employment Agreements with Messrs. Samuel, Lundblad and Smith are $625,000, $305,000 and $275,000, respectively. In addition to base salary, the Employment Agreements provide for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive officers.

The Employer may terminate the executive’s employment for “cause” (as defined in the Employment Agreement) at any time, in which event the executive would have no right to receive compensation or other benefits for any period after his termination of employment except for the executive’s accrued benefits. Certain events resulting in the executive’s termination of employment entitle the executive to severance benefits. In the event of the executive’s involuntary termination of employment or in the event of a voluntary termination for

“good reason” (as defined in the Employment Agreement), the executive would become entitled to a severance payment in the form of a cash lump sum payment equal to three times (two times for Messrs. Lundblad and Smith) the executive’s annual base salary and the average cash bonus and other cash incentive compensation earned by the executive with respect to the three calendar years immediately preceding the year of termination. In addition, the executive would become entitled to the continuation of life, disability, medical insurance and other health and welfare benefits for the earlier of three years (two years for Messrs. Lundblad and Smith) or until the executive obtains substantially similar benefits through other employment, or if the coverage cannot be provided because the executive is no longer an executive, the Employer shall reimburse the executive in an amount equal to the monthly premium paid by the executive to obtain substantially similar health and welfare benefits which reimbursement shall continue until the earlier of the expiration of three years from the date of termination of employment or until the executive obtains substantially similar benefits through other employment.

In the event of a “change in control” (as defined in the Employment Agreements) of the Employer followed within two years by the executive’s involuntary termination of employment for a reason other than for cause or upon his voluntary termination for good reason, the executive would become entitled to a severance payment in the form of a cash lump sum payment equal to three times (two times for Messrs. Lundblad and Smith) the executive’s annual base salary and the average cash bonus and other cash incentive compensation earned by the executive with respect to the three calendar years immediately preceding the year of termination. In addition, the executive would become entitled to the continuation of life, disability, medical insurance and other health and welfare benefits for the earlier of three years (two years for Messrs. Lundblad and Smith) or until the executive obtains substantially similar benefits through other employment, or if the coverage cannot be provided because the executive is no longer an executive, the Employer shall reimburse the executive in an amount equal to the monthly premium paid by the executive to obtain substantially similar health and welfare benefits which reimbursement shall continue until the earlier of the expiration of three years from the date of termination of employment or until the executive obtains substantially similar benefits through other employment. In the event that an excise tax under Sections 280G and 4999 of the Internal Revenue Code would be assessed on the payments or other benefits received under the Employment Agreement in connection with a change in control of the Employer, the executive would receive either: (1) all the payments and benefits to which the executive is entitled under the Employment Agreement, subject to the excise tax; or (2) have such payments and benefits reduced by the minimum amount necessary so that the excise tax will not apply, if such reduction would result in a greater net after-tax benefit to the executive. In connection with LINK entering into the Agreement and Plan of Merger, dated February 22, 2023, with Partners Bancorp (the “Partners Merger Agreement”), the Company, with the consent of the executives, amended the employment agreements to provide that the transactions contemplated in the Partners Merger Agreement will not constitute a change in control under the employment agreements.

Upon termination of the executive’s employment, the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of the Employer for a period of eighteen (18) months (one year for Messrs. Lundblad and Smith) following his termination of employment. The Employment Agreements also include provisions protecting the Employer’s confidential business information.

Wesley M. Weymers. On February 21, 2023, the Company and LINKBANK entered into a Retirement Separation Agreement (the “Retirement Agreement”) with Mr. Weymers. Under the Retirement Agreement, which supersedes and fully replaces his prior Employment Agreement, dated December 10, 2020, Mr. Weymers received a lump sum payment of $620,500 subject to required tax withholding, payable within five (5) business days following Mr. Weymers’ retirement date of February 21, 2023, and will receive a second lump sum payment of $620,500, subject to required tax withholding, payable within five (5) business days of the one-year anniversary of Mr. Weymers retirement date. In addition, provided that he timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Mr. Weymers will receive continued health and welfare benefits through March 6, 2024, which period shall run concurrently with the applicable COBRA period. In further consideration of payments and benefits under the Retirement Agreement, Mr. Weymers has agreed that for a period of twelve months he will remain available to provide consulting services to the Company and LINKBANK and will be subject to a three-year non-solicitation covenant and a three-year non-competition covenant.

Deferred Compensation Agreements

On October 28, 2021, the Bank entered into deferred compensation agreements (collectively, the “Deferral Agreements”) with Carl Lundblad and Brent Smith. The purpose of the Deferral Agreements is to provide Messrs. Lundblad and Smith with retirement benefits.

Under the Deferral Agreements, Messrs. Lundblad and Smith may annually elect to defer the payment of a portion of their base salary and/or bonus by filing a deferral election form with the plan administrator, setting forth the amount of the deferral and its duration. Benefits under the Deferral Agreements will be paid to the executives upon termination of employment after “normal retirement age,” upon “early termination,” or upon a “disability” (as each terms are defined in the Deferral Agreements) prior to normal retirement age. Benefits will be distributed in 180 monthly installments if termination of employment occurs after normal retirement age or 120 monthly installments upon the occurrence of an early termination or disability, with the payment commencing in the month following the payment event. In the event a “change in control” (as defined in the Deferral Agreements) followed within twenty-four (24) months by a termination of employment prior to the executive’s normal retirement age, the executive’s deferral account will be paid in a lump sum within thirty (30) days following the date of termination of employment. In addition to any deferrals, the Bank will make a contribution to the executive’s deferral account, commencing in 2022 and continuing until the earliest of termination of employment, normal retirement age, disability or death of the executive, in an amount up to 15% of base salary based on the Company’s operating return on assets (as defined in the Deferral Agreements). In addition, the executive’s deferral account will be credited with interest at a rate equal to the crediting rate (as defined in the Deferral Agreements).

Mr. Weymers is party to a deferred compensation agreement with the Bank, pursuant to which Mr. Weymers could defer a percentage of his salary and/or bonus and such amounts would earn a rate of interest equal to one hundred fifty percent (150%) of the average one year Treasury instrument for the plan year. Mr. Weymers is fully vested in the account balance. In connection with his retirement, under the terms of the deferred compensation agreement, Mr. Weymers is entitled to his deferred account balance, payable in 120 equal monthly installments.

Supplemental Executive Retirement Plan Agreements

On October 28, 2021, the Bank entered into a supplemental executive retirement plan agreement (the “Samuel SERP”) with Mr. Samuel to provide certain benefits upon retirement or other termination of employment. Under the terms of the Samuel SERP, upon separation from service (as defined in the Samuel SERP) after normal retirement age (age 70), the executive will be entitled to an annual benefit in the amount of $300,000, payable in monthly installments over a period of fifteen (15) years, commencing the month following separation from service. In the event of a separation from service prior to normal retirement age, except when such separation from service is an involuntary termination (as defined in the Samuel SERP) or termination for good reason (as defined in the Samuel SERP) occurring within two years after a change in control (as defined in the Samuel SERP) or a termination for cause (as defined in the Samuel SERP), the executive will be entitled to a reduced benefit, payable in monthly installments over a period of fifteen (15) years, commencing the month following separation from service. If a change in control (as defined in the Samuel SERP) occurs, followed within twenty-four (24) months by an involuntary termination or termination for good reason prior to normal retirement age, the executive will be entitled to an annual benefit in the amount of $300,000, payable in monthly installments over a period of fifteen (15) years, commencing the month following separation from service. The Samuel SERP also provides a death benefit, payable in a lump sum, in the event the executive dies prior to a separation from service. In the event the executive is terminated by the Bank for cause (as defined in the Samuel SERP), the executive will not receive any benefits under the Samuel SERP. In connection with LINK entering into the Partners Merger Agreement, the Company, with the consent of Mr. Samuel, amended the Samuel SERP to provide that the transactions contemplated in the Partners Merger Agreement will not constitute a change in control under the employment agreements.

The Bank is also party to an Executive Supplemental Retirement Plan (the “Weymers SERP”) with Wesley M. Weymers. Mr. Weymers retired effective February 21, 2023. In connection with his retirement, under the terms of the Weymers SERP, Mr. Weymers is entitled to an annual payment equal to $72,000, payable in equal monthly installments for fifteen (15) years.

Split Dollar Life Insurance Plan

Pursuant to a Split Dollar Life Insurance Plan, each of the participating officers of the Bank is entitled to certain life insurance coverage in connection with certain bank-owned life insurance purchased by the Bank. If a participating officer dies prior to a separation from service to the Bank, then such officer’s designated beneficiary shall be entitled to receive the lesser of $100,000 or the net death proceeds under the purchased policy, after subtracting the greater of the policy’s cash surrender value or the aggregate premiums paid by the Bank. Messrs. Samuel, Lundblad and Smith are each a participant in the Split Dollar Life Insurance Plan.

2019 Equity Incentive Plan

The LINKBANCORP 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) permitted LINK to grant stock options to its officers, employees, and directors. There were 450,000 shares of common stock authorized for issuance under the 2019 Equity Incentive Plan. The 2019 Equity Incentive Plan is administered by the members of LINK’s Compensation Committee who are “Disinterested Board Members,” as defined in the 2019 Equity Incentive Plan. Under the 2019 Equity Incentive Plan, the exercise price of stock options may not be less than the fair market value on the date the stock option is granted. As of December 31, 2022, options for 395,500 shares were outstanding at a weighted average per share exercise price of $10.37, of which 208,700 have vested. As of December 31, 2022, no shares remain available for grant under the 2019 Equity Incentive Plan.

2022 Equity Incentive Plan

LINK adopted the LINKBANCORP, Inc. 2022 Equity Incentive Plan (“2022 Equity Incentive Plan”), which was approved by shareholders in May 2022. Employees and directors of LINKBANCORP and LINKBANK are eligible to receive awards under the 2022 Equity Incentive Plan, except that non-employees may not be granted incentive stock options. The 2022 Equity Incentive Plan is administered by the members of LINK’s Compensation Committee who are “Disinterested Board Members,” as defined in the 2022 Equity Incentive Plan. Subject to permitted adjustments for certain corporate transactions, the 2022 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 475,000 shares of LINKBANCORP common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. For a non-employee director, the sum of the grant date fair value of equity awards granted under the 2022 Equity Incentive Plan, including stock options, restricted stock and restricted stock units may not exceed $50,000 for any calendar year. An employee may not: (i) receive a grant of more than 30,000 stock options during any calendar year, and (ii) the sum of the grant date fair value of restricted stock and restricted stock units may not exceed $500,000 for any calendar year. Under the 2022 Equity Incentive Plan, the exercise price of stock options may not be less than the fair market value on the date the stock option is granted. As of December 31, 2022, options for 94,500 shares were outstanding at a weighted average per share exercise price of $9.00, of which none have vested. As of December 31, 2022, 380,500 shares remain available for grant under the 2022 Equity Incentive Plan.

2022 Employee Stock Purchase Program

LINK adopted the LINKBANCORP, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”), which was approved by shareholders in May 2022. The ESPP enables eligible employees to purchase common stock through payroll deductions. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code and its regulations. Up to 475,000 shares of common stock, subject to adjustments, may be issued under this ESPP. The Compensation Committee may limit a participant’s purchase to a specific number of shares or to a specific percentage of compensation; provided that in no event may a participant elect to purchase shares of common stock of LINK with a fair market value in excess of $25,000.

Outstanding Equity Awards at Fiscal Year End

The following table shows stock options outstanding for each named executive officer as of December 31, 2022.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Andrew Samuel	10/21/2019	24,000	16,000	10.00	10/21/2029
Carl Lundblad	06/14/2019	18,000	12,000	10.00	06/14/2029
Brent Smith	06/14/2019	24,000	16,000	10.00	06/14/2029
Wesley Weymers	10/28/2021	1,400	5,600	12.98	10/28/2031
	12/22/2022	—	7,000	9.00	12/22/2032

(1)	The options vest ratably over 5 years from the grant date. Vesting may be accelerated under certain conditions or at the discretion of the LINK Compensation Committee.

Director Compensation

The following table sets forth for the year ended December 31, 2022 certain information as to total compensation paid to non-employee directors. Messrs. Samuel, Smith and Weymers did not receive any additional compensation for service on the board of directors or LINKBANK’s board of directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Jennifer Delaye	25,000	—	—	25,000
Anson Flake	25,000	—	—	25,000
George Parmer	27,500	—	—	27,500
Debra Pierson	25,000	—	—	25,000
Diane Poillon	25,000	—	—	25,000
William E. Pommerening	27,500	—	—	27,500
Timothy J. Allison	25,000	—	—	25,000
William L. Jones	27,500	—	—	27,500
Samuel K. Kauffman(1)	6,250	—	—	6,250
David H. Koppenhaver	27,500	—	—	27,500
Joseph C. Michetti, Jr.	30,000	—	—	30,000
Kristen Snyder	25,000	—	—	25,000
Steven I. Tressler	25,000	—	—	25,000

(1)	Mr. Kauffman did not stand for re-election at annual meeting of shareholders on May 26, 2022.
(2)	As of December 31, 2022, Directors Delaye, Flake, Parmer, Pierson, Poillon and Pommerening each held options to purchase 5,000 shares.

Director Fees

Non-employee directors who attend at least 75% of all board and committee meetings are entitled to receive an annual retainer of $25,000; Chairs of the Compensation, Risk, Nominating and Corporate Governance and Audit Committees are entitled to an additional $2,500 annual retainer. Mr. Michetti, as Chair of the LINK Board of Directors, receives an additional $5,000 annual retainer. Fees are paid quarterly. As of January 1, 2023, the annual retainer for non-employee directors who attend at least 75% of all board and committee meetings was increased to $30,000.00.

Directors Deferred Compensation Agreements

Directors Koppenhaver, Allison and Michetti are each party to deferred compensation agreements with the Bank wherein the director may elect to defer a percentage of fees and compensation received and such deferral will accrue interest equal to one hundred fifty percent (150%) of the average one-year Treasury instrument for the plan year. The participants are always 100% vested in the amount they defer. The director is entitled to receive a distribution from his deferred account upon death, termination of service or reaching age sixty-five, in the manner elected in a previously executed election form.

Transactions With Certain Related Persons

Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as the Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2022, all of the Bank’s loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2022, and were made in compliance with federal banking regulations.

On September 30, 2020, LINK completed a $20.0 million private placement of Fixed-to-Floating Rate Subordinated Notes due 2030. The notes have a maturity date of October 1, 2030 and will initially bear interest at a fixed rate of 5.0% until October 1, 2025. From October 1, 2025 to the stated maturity date or early redemption date, the interest rate will reset semi-annually to an annual floating rate equal to the then-current three-month term Secured Overnight Financing Rate (SOFR) plus a spread of 475 basis points, but no less than 5.0%. The investors in the notes included Derry Management, Inc., which purchased $2 million in principal amount of the notes, and Residential Warranty Company LLC, which purchased $17 million in principal amount of the notes. George Parmer, a director of LINK, is the President and owner of each of the foregoing entities.

On April 8, 2022, LINK completed a $20.0 million private placement of Fixed-to-Floating Rate Subordinated Notes due 2032. The notes have a maturity date of April 15, 2032 and will initially bear interest at a fixed rate of 4.5% up to but excluding April 15, 2027. From and including April 15, 2027 to the stated maturity date or early redemption date, the interest rate will reset quarterly to a floating rate equal to the then-current three-month term Secured Overnight Financing Rate (SOFR) plus a spread of 203 basis points. The investors in the notes included Residential Warranty Company LLC, which purchased $7 million in principal amount of the notes. George Parmer, a director of LINK, is the President and owner of Residential Warranty Company LLC.

Other than the loans and the transactions described above, LINK and the Bank have not entered into any transactions since January 1, 2021 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.

Pursuant to the Company’s Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with directors, executive officers, and their family members, for the purpose of determining whether the transactions are within the policies and should be ratified and approved.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the years ended December 31, 2022 and 2021 was S.R. Snodgrass, P.C. The Audit Committee of LINK has approved the engagement of S.R. Snodgrass, P.C. to be the Company’s independent registered public accounting firm for the year ending December 31, 2023, subject to the ratification of the engagement by shareholders. A representative of S.R. Snodgrass, P.C. is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Even if the engagement of S.R. Snodgrass, P.C. is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of LINK and its shareholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by S.R. Snodgrass, P.C. during the years ended December 31, 2022 and 2021, respectively.

	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit Fees	$243,485	$120,405
Audit-Related Fees	$—	$—
Tax Fees	$16,650	$5,750
All Other Fees	$—	$—

Audit Fees. During the years ended December 31, 2022 and 2021, the aggregate fees billed to the Company for professional services rendered for the audit of the Company’s annual consolidated financial statements, the reviews of financial statements included in the Company’s Form S-1 and Form S-4 filed with the Securities and Exchange Commission, and consents associated with the Form S-1, Form S-4, Form S-8 and related amendments, and for limited review of quarterly consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission and services that are normally provided in connection with the Company’s engagement, were $243,485 and $120,405, respectively.

Audit Related Fees. There were no audit related fees billed during the years ended December 31, 2022 and 2021, respectively.

Tax Fees. The aggregate fees billed to the Company for professional services rendered for tax preparation, tax consultation and tax compliance were $16,650 and $5,750 during the years ended December 31, 2022 and 2021, respectively.

All Other Fees. There were no other fees billed during the years ended December 31, 2022 and 2021, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered and services performed in connection with the Company’s (i) initial public offering on September 13, 2022 and (ii) mergers with each of GNB Financial Services, Inc., and Partners Bancorp, as contemplated in the Partners Merger Agreement. was compatible with maintaining the independence of S.R. Snodgrass, P.C. The Audit Committee concluded that performing such services did not affect the independence of S.R. Snodgrass, P.C. in performing its function as the Company’s independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All fees described above were approved as part of the Company’s engagement of S.R. Snodgrass, P.C.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF S.R. SNODGRASS, P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any proposals of stockholders intended to be submitted at the 2024 Annual Meeting of Shareholders under SEC Rule 14a-8 must be received by LINK no later than December 23, 2023 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting under SEC Rule 14a-8.

Under new SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to LINK’s annual meeting of shareholders to be held in 2024 must give LINK notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 26, 2024.

In addition to the requirement set forth under SEC Rule 14a-19, under LINK’s bylaws, if you wish to nominate a director or bring other business before the 2024 annual meeting of shareholders, the following criteria must be met: (i) you must be a shareholder of record; (ii) you must have given timely notice in writing to the Secretary of LINK; and (iii) your notice must contain specific information required in Section 2.5 of LINK’s bylaws. To be timely, a shareholder’s notice to the Secretary of LINK must be delivered to or mailed and received at LINK’s principal executive offices between January 26, 2024 and February 25, 2024, or, if the 2024 annual meeting of shareholders is called for a date that is not within 30 days of May 25, 2024, a shareholder’s notice must be received no later than 10 days following the date on which public announcement of the date of the 2024 annual meeting of shareholders is first made.

If the Company is not notified of a matter to be brought before the 2024 Annual Meeting between January 26, 2024 and February 25, 2024, then the proxy may provide discretionary authority to the Board of Directors of the Company to vote against such matter.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company’s 2022 Annual Report on Form 10-K has been made available to all shareholders of record as of April 6, 2023. Any shareholder may obtain a copy of the 2022 Annual Report on Form 10-K through the Company’s website, by calling or writing the Company at the address below.

BY ORDER OF THE BOARD OF DIRECTORS

Brent Smith Corporate Secretary

1250 Camp Hill Bypass, Suite 202

Camp Hill, Pennsylvania

April 18, 2023

☐

LINKBANCORP, INC.

Proxy for Annual Meeting of Shareholders on May 25, 2023

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Tiffanie Horton and Jermaine Crosson, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of LINKBANCORP, Inc. to be held in virtual meeting format, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1	14475

ANNUAL MEETING OF SHAREHOLDERS OF

LINKBANCORP, INC.

May 25, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/230437202 (password: linkbancorp2023) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Annual Report on Form 10-K, Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/26438

            Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

         ⬛

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN
	NOMINEES:	FOR	AGAINST	ABSTAIN	Brent Smith	☐	☐	☐
	Andrew Samuel	☐	☐	☐	Timothy J. Allison	☐	☐	☐
	Jennifer Delaye	☐	☐	☐	William L. Jones III	☐	☐	☐
	Anson Flake	☐	☐	☐	David H. Koppenhaver	☐	☐	☐
	George Parmer	☐	☐	☐	Joseph C. Michetti, Jr.	☐	☐	☐
	Debra Pierson	☐	☐	☐	Kristen Snyder	☐	☐	☐
	Diane Poillon	☐	☐	☐	Steven I. Tressler	☐	☐	☐
	William Pommerening	☐	☐	☐

					2. Ratification of the appointment of S.R. Snodgrass, P.C. as our independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the nominees in Proposal 1 and FOR Proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛	⬛

ANNUAL MEETING OF SHAREHOLDERS OF

LINKBANCORP, INC.

May 25, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Annual Report on Form 10-K, Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/26438

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

    Please detach along perforated line and mail in the envelope provided.

         ⬛

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN
	NOMINEES:	FOR	AGAINST	ABSTAIN	Brent Smith	☐	☐	☐
	Andrew Samuel	☐	☐	☐	Timothy J. Allison	☐	☐	☐
	Jennifer Delaye	☐	☐	☐	William L. Jones III	☐	☐	☐
	Anson Flake	☐	☐	☐	David H. Koppenhaver	☐	☐	☐
	George Parmer	☐	☐	☐	Joseph C. Michetti, Jr.	☐	☐	☐
	Debra Pierson	☐	☐	☐	Kristen Snyder	☐	☐	☐
	Diane Poillon	☐	☐	☐	Steven I. Tressler	☐	☐	☐
	William Pommerening	☐	☐	☐

					2. Ratification of the appointment of S.R. Snodgrass, P.C. as our independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the nominees in Proposal 1 and FOR Proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛	⬛